Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. ANNOUNCES
2015 THIRD QUARTER RESULTS

ITASCA, IL, October 20, 2015 - First Midwest Bancorp, Inc. (the "Company" or "First Midwest") (NASDAQ NGS: FMBI), the holding company of First Midwest Bank (the "Bank"), today reported results of operations and financial condition for the third quarter of 2015. Net income for the third quarter of 2015 was $23.3 million, or $0.30 per share. This compares to $22.6 million, or $0.29 per share, for the second quarter of 2015, and $18.5 million, or $0.25 per share, for the third quarter of 2014.
SELECT HIGHLIGHTS

•	Increased earnings per share to $0.30, up 20% from the third quarter of 2014 and 3% from the second quarter of 2015.

•	Produced a return on average tangible common equity of 12%, up from 10% for the third quarter of 2014 and consistent with the second quarter of 2015.

•	Grew fee-based revenues to $33 million, an increase of 12% from the third quarter of 2014 and 5% from the second quarter of 2015.

•	Increased total loans, excluding covered loans, to nearly $7 billion, up 7% from September 30, 2014 and 5% annualized from June 30, 2015.

•	Decreased non-performing assets to $71 million, down 33% from September 30, 2014 and 6% from June 30, 2015.

•	Reduced net loan charge-offs to $3.1 million for the third quarter of 2015, down 81% from the third quarter of 2014 and 45% from the second quarter of 2015.
"Our performance for the quarter was once again strong, reflecting balanced execution of our business objectives," said Michael L. Scudder, President and Chief Executive Officer of First Midwest Bancorp, Inc. "Quarterly earnings per share improved to $0.30, an increase of 20% from a year ago and 3% compared to last quarter. Business performance was solid across our sales platforms, benefiting from targeted growth in our consumer and fee-based businesses as well as reduced credit costs."
Mr. Scudder concluded, "Our sales teams are fully engaged and our balance sheet is strong, providing ample liquidity and capital for growth. Concurrently, our recently announced pending acquisition of The Peoples' Bank of Arlington Heights is expected to add to our expanding suburban Chicago footprint and provide additional business opportunities. As we look ahead, our priorities remain balanced on building and broadening our client relationships as we navigate evolving market conditions and the accompanying competitive pressures. We remain well positioned to leverage the strength of our balance sheet and infrastructure to pursue opportunities for growth and return value to our shareholders."

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

ACQUISITION
On September 21, 2015, the Company entered into a definitive agreement to acquire Peoples Bancorp, Inc. and its wholly-owned banking subsidiary, The Peoples' Bank of Arlington Heights. As part of the acquisition, the Company will acquire two banking offices in Arlington Heights, Illinois, approximately $95 million in deposits, and $57 million in loans. The acquisition is subject to customary regulatory approvals and certain closing conditions and is expected to close before the end of 2015.

OPERATING PERFORMANCE
Net Interest Income and Margin Analysis
(Dollar amounts in thousands)

	Quarters Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)
Assets:
Other interest-earning assets	$820,318	$645	0.31	$669,556	$516	0.31	$476,768	$313	0.26
Securities (1)	1,194,711	9,559	3.20	1,177,516	9,792	3.33	1,086,105	9,689	3.57
Federal Home Loan Bank ("FHLB") and Federal Reserve Bank ("FRB") stock	38,748	369	3.81	38,748	368	3.80	35,588	341	3.83
Loans (1)(2)	6,887,611	76,328	4.40	6,815,781	76,573	4.51	6,302,883	69,458	4.37
Total interest-earning assets (1)	8,941,388	86,901	3.86	8,701,601	87,249	4.02	7,901,344	79,801	4.01
Cash and due from banks	132,504			133,180			126,279
Allowance for loan and covered loan losses	(73,928)			(73,865)			(77,596)
Other assets	875,668			881,613			818,066
Total assets	$9,875,632			$9,642,529			$8,768,093
Liabilities and Stockholders' Equity:
Interest-bearing core deposits (3)	$4,465,956	931	0.08	$4,407,168	896	0.08	$3,906,975	865	0.09
Time deposits	1,173,127	1,398	0.47	1,216,371	1,506	0.50	1,226,025	1,941	0.63
Borrowed funds	168,807	928	2.18	140,002	118	0.34	101,674	9	0.04
Senior and subordinated debt	201,083	3,133	6.18	200,999	3,134	6.25	191,013	3,016	6.26
Total interest-bearing liabilities	6,008,973	6,390	0.42	5,964,540	5,654	0.38	5,425,687	5,831	0.43
Demand deposits (3)	2,601,442			2,437,742			2,208,450
Total funding sources	8,610,415			8,402,282			7,634,137
Other liabilities	130,250			116,717			83,075
Stockholders' equity - common	1,134,967			1,123,530			1,050,881
Total liabilities and stockholders' equity	$9,875,632			$9,642,529			$8,768,093
Tax-equivalent net interest income/margin (1)		80,511	3.58		81,595	3.76		73,970	3.72
Tax-equivalent adjustment		(2,609)			(2,693)			(2,939)
Net interest income (GAAP)		$77,902			$78,902			$71,031

(1) Interest income and yields on tax-exempt securities and loans are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This non-GAAP financial measure assists management in comparing revenue from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded in income tax expense. These adjustments have no impact on net income.
(2) Includes loans acquired through Federal Deposit Insurance Corporation ("FDIC")-assisted transactions subject to loss sharing agreements ("covered loans") and a related FDIC indemnification asset.
(3) See the deposit portfolio section for further average balance detail by category.
For the third quarter of 2015, total average interest-earning assets rose $239.8 million from the second quarter of 2015 driven by loan growth and an increase in lower yielding other interest-earning assets. Total average funding sources increased $208.1 million from the second quarter of 2015 as a result of seasonally higher levels of interest-bearing core deposits and demand deposits.

Compared to the third quarter of 2014, the $1.0 billion increase in total average interest-earning assets and the $976.3 million rise in total average funding sources reflect the impact of the acquisitions completed in the second half of 2014 and organic loan growth over the course of the year.
Tax-equivalent net interest margin for the current quarter was 3.58%, decreasing 18 basis points from the second quarter of 2015 and 14 basis points from the third quarter of 2014. Compared to the second quarter of 2015, the reduction in tax-equivalent net interest margin was due primarily to a decrease in acquired loan accretion, a seasonally higher balance of other interest-earning assets, the continued shift in the loan mix to floating rate loans, and the flattening of the yield curve. Tax-equivalent net interest margin decreased compared to the third quarter of 2014 due primarily to a rise in other interest-earning assets, lower accretion on covered loans, the continued shift in the loan mix, and the flattening of the yield curve, which were partially offset by greater accretion on acquired loans related to the 2014 acquisitions.
Acquired loan accretion related to the 2014 acquisitions contributed $1.8 million and $3.6 million to net interest income for the third and second quarters of 2015, respectively. This acquired loan accretion includes accelerated accretion on purchased credit impaired ("PCI") loans of $556,000 and $1.7 million for the third and second quarters of 2015, respectively.

Fee-based Revenues and Total Noninterest Income Analysis
(Dollar amounts in thousands)

	Quarters Ended			September 30, 2015 Percent Change from
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014
Service charges on deposit accounts	$10,519	$9,886	$9,902	6.4	6.2
Wealth management fees	7,222	7,433	6,721	(2.8)	7.5
Card-based fees	6,868	6,953	6,646	(1.2)	3.3
Merchant servicing fees (1)	3,207	2,938	2,932	9.2	9.4
Mortgage banking income	1,402	1,439	1,125	(2.6)	24.6
Other service charges, commissions, and fees	3,900	2,924	2,334	33.4	67.1
Total fee-based revenues	33,118	31,573	29,660	4.9	11.7
Other income	1,372	1,900	923	(27.8)	48.6
Net securities gains	524	515	2,570	1.7	(79.6)
Gains on sales of properties	—	—	3,954	—	(100.0)
Total noninterest income	$35,014	$33,988	$37,107	3.0	(5.6)

(1) Merchant servicing fees are substantially offset by merchant card expense included in noninterest expense for each period presented.
Total fee-based revenues of $33.1 million grew 4.9% compared to the second quarter of 2015, primarily reflecting normal seasonality. The 11.7% increase compared to the third quarter of 2014 primarily reflects organic growth across the majority of categories. In addition, the benefit from the 2014 acquisitions contributed to the increase.
Compared to the second quarter of 2015, the increase in service charges on deposit accounts was driven by seasonally higher activity. The increase in service charges on deposit accounts compared to the third quarter of 2014 also reflects services provided to customers added in the 2014 acquisitions. Continued sales of fiduciary and investment advisory services to new and existing customers drove the rise in wealth management fees compared to the third quarter of 2014.
Mortgage banking income resulted from sales of $42.2 million of 1-4 family mortgage loans in the secondary market during the third quarter of 2015, compared to $51.9 million in the second quarter of 2015 and $31.7 million in the third quarter of 2014. Compared to both prior periods presented, gains realized on the sale of leasing equipment contracts originated by First Midwest Equipment Finance, which was formed from an acquisition in September of 2014, drove the increase in other service charges, commissions, and fees. In addition, fee income generated from sales of capital market products to commercial clients contributed to the increase compared to both prior periods presented.
Total noninterest income of $35.0 million grew 3.0% and decreased 5.6% from the second quarter of 2015 and the third quarter of 2014, respectively. Other income was elevated during the second quarter of 2015 due to greater bank-owned life insurance income. The third quarter of 2014 total noninterest income reflects the net gains from the disposition of two branch properties and net securities gains.

Noninterest Expense Analysis
(Dollar amounts in thousands)

	Quarters Ended			September 30, 2015 Percent Change from
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014
Salaries and employee benefits:
Salaries and wages	$33,554	$33,096	$28,152	1.4	19.2
Retirement and other employee benefits	7,807	7,198	7,319	8.5	6.7
Total salaries and employee benefits	41,361	40,294	35,471	2.6	16.6
Net occupancy and equipment expense	9,406	9,622	8,639	(2.2)	8.9
Professional services	6,172	5,322	5,692	16.0	8.4
Technology and related costs	3,673	3,527	3,253	4.1	12.9
Merchant card expense (1)	2,722	2,472	2,396	10.1	13.6
Advertising and promotions	1,828	2,344	1,822	(22.0)	0.3
Net other real estate owned ("OREO") expense	1,290	1,861	1,406	(30.7)	(8.3)
Cardholder expenses	1,354	1,292	1,120	4.8	20.9
Other expenses	6,559	6,717	6,766	(2.4)	(3.1)
Acquisition and integration related expenses	—	—	3,748	—	(100.0)
Total noninterest expense	$74,365	$73,451	$70,313	1.2	5.8
Efficiency ratio (2)	63%	62%	62%

(1) Merchant card expenses are substantially offset by merchant servicing fees included in noninterest income for each period presented.
(2) The efficiency ratio expresses noninterest expense, excluding OREO expense, as a percentage of tax-equivalent net interest income plus total fee-based revenues, other income, and tax-equivalent adjusted bank-owned life insurance ("BOLI") income. In addition, acquisition and integration related expenses of $3.7 million are excluded from the efficiency ratio for the third quarter of 2014. See the accompanying Non-GAAP Reconciliations for details on the calculation of the efficiency ratio.
Total noninterest expense increased 1.2% from the second quarter of 2015 and 5.8% from the third quarter of 2014. The increase from the second quarter of 2015 primarily reflects seasonal increases in benefits, as well as expenses associated with talent recruitment and organizational growth needs, including an independent cyber-risk assessment as a part of a targeted risk mitigation process.
The rise in total noninterest expense compared to the third quarter of 2014 was due primarily to operating costs of the 21 banking locations acquired during the second half of 2014, of which four have been closed. These costs primarily occurred within salaries and employee benefits, net occupancy and equipment expense, technology and related costs, and other expenses.

LOAN PORTFOLIO AND ASSET QUALITY
Loan Portfolio Composition
(Dollar amounts in thousands)

	As of			September 30, 2015 Percent Change from
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015 (1)	September 30, 2014
Commercial and industrial	$2,392,860	$2,366,056	$2,208,166	4.5	8.4
Agricultural	393,732	377,410	347,511	17.3	13.3
Commercial real estate:
Office	487,629	488,863	437,222	(1.0)	11.5
Retail	432,107	432,880	454,178	(0.7)	(4.9)
Industrial	494,341	510,759	531,122	(12.9)	(6.9)
Multi-family	539,308	557,947	559,689	(13.4)	(3.6)
Construction	192,086	190,970	193,445	2.3	(0.7)
Other commercial real estate	869,748	871,119	871,825	(0.6)	(0.2)
Total commercial real estate	3,015,219	3,052,538	3,047,481	(4.9)	(1.1)
Total corporate loans	5,801,811	5,796,004	5,603,158	0.4	3.5
Home equity	647,223	599,320	517,446	32.0	25.1
1-4 family mortgages	294,261	283,562	238,172	15.1	23.5
Installment	131,185	113,382	69,428	62.8	89.0
Total consumer loans	1,072,669	996,264	825,046	30.7	30.0
Total loans, excluding covered loans	6,874,480	6,792,268	6,428,204	4.8	6.9
Covered loans	51,219	57,917	90,875	(46.3)	(43.6)
Total loans	$6,925,699	$6,850,185	$6,519,079	4.4	6.2

(1) Ratios are presented on an annualized basis.
Total loans, excluding covered loans, of $6.9 billion grew 4.8% on an annualized basis from June 30, 2015 and 6.9% from September 30, 2014. The loan growth from September 30, 2014 related to loans obtained in the 2014 acquisition completed in the fourth quarter of 2014 and organic growth.
Compared to June 30, 2015, growth in corporate loans was concentrated within our commercial and industrial and agricultural loan categories. The increase in commercial and industrial loans primarily reflects the continued expansion into select sector-based lending areas such as healthcare, structured finance, and leasing. Agricultural loans grew due to seasonal draws on lines of credit and new relationships. The overall decline in commercial real estate loans resulted from the decision of certain customers to opportunistically sell their middle market businesses and investment real estate properties, which more than offset organic growth. The rise in consumer loans reflects the purchase of high quality, shorter-duration, floating rate home equity loans and the expansion of our web-based installment lending program.

Asset Quality
(Dollar amounts in thousands)

	As of			September 30, 2015 Percent Change from
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014
Asset quality, excluding covered loans and covered OREO
Non-accrual loans	$32,308	$45,009	$64,528	(28.2)	(49.9)
90 days or more past due loans	4,559	2,744	6,062	66.1	(24.8)
Total non-performing loans	36,867	47,753	70,590	(22.8)	(47.8)
Accruing troubled debt restructurings ("TDRs")	2,771	3,067	5,449	(9.7)	(49.1)
OREO	31,129	24,471	29,165	27.2	6.7
Total non-performing assets	$70,767	$75,291	$105,204	(6.0)	(32.7)
30-89 days past due loans	$28,629	$28,625	$17,321
Non-accrual loans to total loans	0.47%	0.66%	1.00%
Non-performing loans to total loans	0.54%	0.70%	1.10%
Non-performing assets to total loans plus OREO	1.02%	1.10%	1.63%
Allowance for Credit Losses
Allowance for loan and covered loan losses	$72,500	$71,463	$73,106
Reserve for unfunded commitments	1,225	1,816	1,616
Total allowance for credit losses	$73,725	$73,279	$74,722
Allowance for credit losses to total loans (1)	1.06%	1.07%	1.15%
Allowance for credit losses to non-accrual loans, excluding covered loans	215.45%	152.01%	102.39%

(1) Acquired loans are recorded at fair value as of the acquisition date with no allowance for credit losses being established. Included within total loans are loans acquired during 2014 which totaled $545.9 million at September 30, 2015, $587.0 million at June 30, 2015, and $533.2 million at September 30, 2014. These loans have an allowance for loan losses of $1.2 million at September 30, 2015 and $821,000 at June 30, 2015. In addition, there was a remaining acquisition adjustment of $15.5 million at September 30, 2015, $17.5 million at June 30, 2015, and $13.6 million at September 30, 2014. This acquisition adjustment represents the difference between the contractual loan balances and the carrying value of these loans.

Asset quality continued to improve across all metrics. Total non-performing assets, excluding covered loans and covered OREO, decreased by $4.5 million, or 6.0%, from June 30, 2015 and $34.4 million, or 32.7%, from September 30, 2014.

Charge-Off Data
(Dollar amounts in thousands)

	Quarters Ended
	September 30, 2015	% of Total	June 30, 2015	% of Total	September 30, 2014	% of Total
Net loan charge-offs (1):
Commercial and industrial	$1,601	52.3	$3,273	59.2	$9,047	56.7
Agricultural	—	—	—	—	—	—
Office, retail, and industrial	457	14.9	1,862	33.7	2,459	15.4
Multi-family	67	2.2	466	8.4	26	0.2
Construction	(114)	(3.7)	(188)	(3.4)	157	1.0
Other commercial real estate	92	3.0	(603)	(10.9)	1,255	7.9
Consumer	959	31.3	432	7.8	2,998	18.8
Covered	1	—	285	5.2	5	—
Total net loan charge-offs	$3,063	100.0	$5,527	100.0	$15,947	100.0

Net loan charge-offs to average loans, annualized:
Quarter-to-date	0.18%		0.33%		1.01%
Year-to-date	0.33%		0.41%		0.67%

(1) Amounts represent charge-offs, net of recoveries.
Total net loan charge-offs for the third quarter of 2015 were 18 basis points of average loans, or $3.1 million, decreasing from 33 basis points for the second quarter of 2015 and 101 basis points for the third quarter of 2014.

DEPOSIT PORTFOLIO

Deposit Composition
(Dollar amounts in thousands)

	Quarters Ended (1)			September 30, 2015 Percent Change from
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014
Demand deposits	$2,601,442	$2,437,742	$2,208,450	6.7	17.8
Savings deposits	1,471,003	1,470,441	1,231,700	—	19.4
NOW accounts	1,405,371	1,379,508	1,261,522	1.9	11.4
Money market accounts	1,589,582	1,557,219	1,413,753	2.1	12.4
Core deposits	7,067,398	6,844,910	6,115,425	3.3	15.6
Time deposits and other	1,173,127	1,216,371	1,226,025	(3.6)	(4.3)
Total deposits	$8,240,525	$8,061,281	$7,341,450	2.2	12.2

(1) Amounts presented are average balances.

Average core deposits of $7.1 billion for the third quarter of 2015 increased 3.3% and 15.6% compared to the second quarter of 2015 and the third quarter of 2014, respectively. The rise in average core deposits compared to the second quarter of 2015 resulted primarily from a seasonal increase in average municipal deposits of $221.9 million. Compared to the third quarter of 2014, the rise was due primarily to the full impact of deposits assumed in the acquisitions completed during the second half of 2014, which further strengthened the Company's core deposit base.

CAPITAL MANAGEMENT

Capital Ratios
(Dollar amounts in thousands)

	As of
	September 30, 2015	June 30, 2015	December 31, 2014	September 30, 2014
Company regulatory capital ratios: (1)
Total capital to risk-weighted assets	11.43%	11.37%	11.23%	10.94%
Tier 1 capital to risk-weighted assets	10.55%	10.49%	10.19%	9.86%
Tier 1 common capital to risk-weighted assets	10.00%	9.93%	N/A	N/A
Tier 1 leverage to average assets	9.29%	9.34%	9.03%	8.93%
Company tangible common equity ratios (2)(3):
Tangible common equity to tangible assets	8.50%	8.32%	8.41%	8.33%
Tangible common equity, excluding other comprehensive loss, to tangible assets	8.67%	8.54%	8.59%	8.54%
Tangible common equity to risk-weighted assets	9.70%	9.55%	9.73%	9.57%

N/A - Not applicable.

(1) Basel III Capital Rules became effective for the Company on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure, Tier 1 common capital to risk-weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules and prior periods presented are reported using the regulatory guidance applicable at that time.
(2) Ratio is not subject to formal Federal Reserve regulatory guidance.
(3) Tangible common equity ("TCE") represents common stockholders' equity less goodwill and identifiable intangible assets. In management's view, Tier 1 common capital and TCE measures are meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with competitors. See the accompanying Non-GAAP Reconciliations for details of the calculation of these ratios.
The Company's capital ratios increased from June 30, 2015 and September 30, 2014 driven primarily by growth in retained earnings partially offset by an increase in assets.
The Board of Directors approved a quarterly cash dividend of $0.09 per common share during the third quarter of 2015, which is consistent with the second quarter of 2015 and follows a dividend increase from $0.08 to $0.09 per common share during the first quarter of 2015.

Conference Call
A conference call to discuss the Company's results, outlook, and related matters will be held on Wednesday, October 21, 2015 at 10:00 A.M. (ET). Members of the public who would like to listen to the conference call should dial (877) 507-0639 (U.S. domestic) or (412) 317-6003 (International) and ask for the First Midwest Bancorp, Inc. Earnings Conference Call. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company's website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company's website or by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (International) conference I.D. 10073929 beginning one hour after completion of the live call until 9:00 A.M. (ET) on October 29, 2015. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.
Press Release and Additional Information Available on Website
This press release and the accompanying unaudited Selected Financial Information are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com/investorrelations.
Forward-Looking Statements
This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "probable," "potential," "possible," "target," or "continue" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and we caution you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, anticipated trends in our business, regulatory developments, acquisition transactions, including estimated synergies, cost savings and financial benefits of pending or consummated transactions, including First Midwest's proposed acquisition of The Peoples' Bank of Arlington Heights, and growth strategies, including possible future acquisitions. These statements are subject to certain risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, you should refer to the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2014, as well as our subsequent filings made with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could adversely impact our business and financial performance.
Non-GAAP Financial Information
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practice within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. See the following reconciliations for details on the calculation of these measures to the extent presented herein.

About the Company
First Midwest is a relationship-focused financial institution and one of Illinois' largest independent publicly-traded bank holding companies. First Midwest's principal subsidiary, First Midwest Bank, and other affiliates provide a full range of business, middle market and retail banking as well as wealth management and private banking services through over 100 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest was recognized as having the "Highest Customer Satisfaction with Retail Banking in the Midwest, Two Years in a Row"* according to the J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. First Midwest's website is www.firstmidwest.com.
Contact Information

Investors:	Paul F. Clemens EVP and Chief Financial Officer (630) 875-7347 paul.clemens@firstmidwest.com	Media:	James M. Roolf SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

* First Midwest Bank received the highest numerical score among retail banks in the Midwest region in the proprietary J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. The 2015 study is based on 82,030 total responses measuring 20 providers in the Midwest region (IA, IL, KS, MO, WI) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed April 2014 - February 2015. Your experiences may vary. Visit jdpower.com.

Accompanying Unaudited Selected Financial Information

Consolidated Statements of Financial Condition (Unaudited) (Dollar amounts in thousands)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Period-End Balance Sheet
Assets
Cash and due from banks	$125,279	$135,546	$126,450	$117,315	$125,977
Interest-bearing deposits in other banks	822,264	811,287	492,607	488,947	550,606
Trading securities, at fair value	17,038	18,172	18,374	17,460	17,928
Securities available-for-sale, at fair value	1,151,418	1,142,407	1,151,603	1,187,009	997,420
Securities held-to-maturity, at amortized cost	23,723	24,292	25,861	26,555	26,776
FHLB and FRB stock	38,748	38,748	38,748	37,558	35,588
Loans, excluding covered loans:
Commercial and industrial	2,392,860	2,366,056	2,318,058	2,253,556	2,208,166
Agricultural	393,732	377,410	368,836	358,249	347,511
Commercial real estate:
Office, retail, and industrial	1,414,077	1,432,502	1,443,562	1,478,379	1,422,522
Multi-family	539,308	557,947	560,800	564,421	559,689
Construction	192,086	190,970	191,104	204,236	193,445
Other commercial real estate	869,748	871,119	881,026	887,897	871,825
Home equity	647,223	599,320	599,543	543,185	517,446
1-4 family mortgages	294,261	283,562	285,758	291,463	238,172
Installment	131,185	113,382	92,834	76,032	69,428
Total loans, excluding covered loans	6,874,480	6,792,268	6,741,521	6,657,418	6,428,204
Covered loans	51,219	57,917	62,830	79,435	90,875
Allowance for loan and covered loan losses	(72,500)	(71,463)	(70,990)	(72,694)	(73,106)
Net loans	6,853,199	6,778,722	6,733,361	6,664,159	6,445,973
OREO, excluding covered OREO	31,129	24,471	26,042	26,898	29,165
Covered OREO	906	3,759	7,309	8,068	9,277
FDIC indemnification asset	6,106	7,335	8,540	8,452	8,699
Premises, furniture, and equipment, net	127,443	128,621	128,698	131,109	123,473
Investment in BOLI	208,666	207,814	207,190	206,498	195,270
Goodwill and other intangible assets	331,250	332,223	333,202	334,199	318,511
Accrued interest receivable and other assets	197,877	209,630	200,611	190,912	211,688
Total assets	$9,935,046	$9,863,027	$9,498,596	$9,445,139	$9,096,351
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,671,793	$2,508,316	$2,339,492	$2,301,757	$2,295,679
Interest-bearing deposits	5,624,657	5,704,355	5,575,187	5,586,001	5,320,454
Total deposits	8,296,450	8,212,671	7,914,679	7,887,758	7,616,133
Borrowed funds	169,943	189,036	131,200	137,994	132,877
Senior and subordinated debt	201,123	201,039	200,954	200,869	191,028
Accrued interest payable and other liabilities	119,861	135,324	135,813	117,743	106,637
Stockholders' equity	1,147,669	1,124,957	1,115,950	1,100,775	1,049,676
Total liabilities and stockholders' equity	$9,935,046	$9,863,027	$9,498,596	$9,445,139	$9,096,351
Stockholders' equity, excluding accumulated other comprehensive income ("AOCI")	$1,163,487	$1,146,189	$1,128,755	$1,116,630	$1,068,528
Stockholders' equity, common	1,147,669	1,124,957	1,115,950	1,100,775	1,049,676

Condensed Consolidated Statements of Income (Unaudited) (Dollar amounts in thousands)

	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2015	2015	2015	2014	2014	2015	2014
Income Statement
Interest income	$84,292	$84,556	$82,469	$81,309	$76,862	$251,317	$218,555
Interest expense	6,390	5,654	5,687	5,490	5,831	17,731	17,522
Net interest income	77,902	78,902	76,782	75,819	71,031	233,586	201,033
Provision for loan and covered loan losses	4,100	6,000	6,552	1,659	10,727	16,652	17,509
Net interest income after provision for loan and covered loan losses	73,802	72,902	70,230	74,160	60,304	216,934	183,524
Noninterest Income
Service charges on deposit accounts	10,519	9,886	9,271	10,015	9,902	29,676	26,895
Wealth management fees	7,222	7,433	7,014	6,744	6,721	21,669	19,730
Card-based fees	6,868	6,953	6,402	6,390	6,646	20,223	17,950
Merchant servicing fees	3,207	2,938	2,665	2,703	2,932	8,810	8,557
Mortgage banking income	1,402	1,439	1,123	812	1,125	3,964	3,199
Other service charges, commissions, and fees	3,900	2,924	2,166	2,700	2,334	8,990	5,386
Total fee-based revenues	33,118	31,573	28,641	29,364	29,660	93,332	81,717
Other income	1,372	1,900	1,948	1,767	923	5,220	3,778
Net securities gains (losses)	524	515	512	(63)	2,570	1,551	8,160
Gains on sales of properties	—	—	—	—	3,954	—	3,954
Loss on early extinguishment of debt	—	—	—	—	—	—	(2,059)
Total noninterest income	35,014	33,988	31,101	31,068	37,107	100,103	95,550
Noninterest Expense
Salaries and employee benefits:
Salaries and wages	33,554	33,096	32,794	32,640	28,152	99,444	83,938
Retirement and other employee benefits	7,807	7,198	7,922	7,660	7,319	22,927	19,585
Total salaries and employee benefits	41,361	40,294	40,716	40,300	35,471	122,371	103,523
Net occupancy and equipment expense	9,406	9,622	10,436	9,479	8,639	29,464	25,702
Professional services	6,172	5,322	5,109	6,664	5,692	16,603	16,772
Technology and related costs	3,673	3,527	3,687	3,444	3,253	10,887	9,431
Merchant card expense	2,722	2,472	2,197	2,203	2,396	7,391	6,992
Advertising and promotions	1,828	2,344	1,223	2,418	1,822	5,395	5,741
Net OREO expense	1,290	1,861	1,204	2,544	1,406	4,355	4,531
Cardholder expenses	1,354	1,292	1,268	1,036	1,120	3,914	3,215
Other expenses	6,559	6,717	6,817	7,446	6,766	20,093	18,513
Acquisition and integration related expense	—	—	—	9,294	3,748	—	4,578
Total noninterest expense	74,365	73,451	72,657	84,828	70,313	220,473	198,998
Income before income tax expense	34,451	33,439	28,674	20,400	27,098	96,564	80,076
Income tax expense	11,167	10,865	8,792	5,807	8,549	30,824	25,363
Net income	$23,284	$22,574	$19,882	$14,593	$18,549	$65,740	$54,713
Net income applicable to common shares	$23,058	$22,325	$19,654	$14,454	$18,307	$65,037	$54,016
Net income applicable to common shares, excluding acquisition and integration related expenses	$23,058	$22,325	$19,654	$20,030	$20,556	$65,037	$49,438

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2015	2015	2015	2014	2014	2015	2014
Earnings Per Share
Basic earnings per common share ("EPS")	$0.30	$0.29	$0.26	$0.19	$0.25	$0.84	$0.73
Diluted EPS	$0.30	$0.29	$0.26	$0.19	$0.25	$0.84	$0.73
Diluted EPS, excluding acquisition and integration related expenses	$0.30	$0.29	$0.26	$0.27	$0.28	$0.84	$0.76
Common Stock and Related Per Common Share Data
Book value	$14.72	$14.43	$14.31	$14.17	$13.94	$14.72	$13.94
Tangible book value	10.47	10.17	10.04	9.87	9.71	10.47	9.71
Dividends declared per share	0.09	0.09	0.09	0.08	0.08	0.27	0.23
Closing price at period end	17.54	18.97	17.37	17.11	16.09	17.54	16.09
Closing price to book value	1.2	1.3	1.2	1.2	1.2	1.2	1.2
Period end shares outstanding	77,942	77,961	77,957	77,695	75,295	77,942	75,295
Period end treasury shares	10,286	10,267	10,271	10,533	10,492	10,286	10,492
Common dividends	$7,014	$7,022	$7,011	$6,206	$6,027	$21,047	$17,324
Key Ratios/Data
Return on average common equity (1)	8.06%	7.97%	7.15%	5.35%	6.91%	7.73%	6.99%
Return on average tangible common equity (1)	11.68%	11.62%	10.52%	7.89%	9.73%	11.28%	9.80%
Return on average tangible common equity, excluding acquisition and integration related expenses (1)	11.68%	11.62%	10.52%	10.83%	10.90%	11.28%	10.29%
Return on average assets (1)	0.94%	0.94%	0.85%	0.63%	0.84%	0.91%	0.86%
Efficiency ratio	63.20%	61.70%	64.46%	66.09%	62.02%	63.10%	64.00%
Net interest margin (2)	3.58%	3.76%	3.79%	3.76%	3.72%	3.70%	3.66%
Loans-to-deposits	83.48%	83.41%	85.97%	85.41%	85.60%	83.48%	85.60%
Yield on average interest-earning assets (2)	3.86%	4.02%	4.06%	4.02%	4.01%	3.98%	3.97%
Cost of funds	0.42%	0.38%	0.39%	0.38%	0.43%	0.40%	0.44%
Net noninterest expense to average assets	1.60%	1.66%	1.80%	2.31%	1.80%	1.69%	1.79%
Effective income tax rate	32.41%	32.50%	30.66%	28.47%	31.55%	31.92%	31.67%
Capital Ratios
Total capital to risk-weighted assets	11.43%	11.37%	11.23%	11.23%	10.94%	11.43%	10.94%
Tier 1 capital to risk-weighted assets	10.55%	10.49%	10.35%	10.19%	9.86%	10.55%	9.86%
Tier 1 common capital to risk- weighted assets (CET1) (3)	10.00%	9.93%	9.79%	N/A	N/A	10.00%	N/A
Tier 1 leverage to average assets	9.29%	9.34%	9.32%	9.03%	8.93%	9.29%	8.93%
Tangible common equity to tangible assets	8.50%	8.32%	8.54%	8.41%	8.33%	8.50%	8.33%
Tangible common equity, excluding AOCI, to tangible assets	8.67%	8.54%	8.68%	8.59%	8.54%	8.67%	8.54%
Tangible common equity to risk- weighted assets	9.70%	9.55%	9.51%	9.73%	9.57%	9.70%	9.57%
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2015	2015	2015	2014	2014	2015	2014
Asset Quality Performance Data
Non-performing assets (4)
Commercial and industrial	$6,438	$11,100	$12,913	$22,693	$19,696	$6,438	$19,696
Agricultural	112	317	358	360	361	112	361
Commercial real estate:
Office, retail, and industrial	6,961	12,599	11,363	12,939	16,963	6,961	16,963
Multi-family	1,046	1,287	700	754	1,536	1,046	1,536
Construction	3,332	4,940	7,488	6,981	7,082	3,332	7,082
Other commercial real estate	5,898	5,513	5,915	6,970	7,912	5,898	7,912
Consumer	8,521	9,253	9,340	9,274	10,978	8,521	10,978
Total non-accrual loans	32,308	45,009	48,077	59,971	64,528	32,308	64,528
90 days or more past due loans	4,559	2,744	3,564	1,173	6,062	4,559	6,062
Total non-performing loans	36,867	47,753	51,641	61,144	70,590	36,867	70,590
Accruing troubled debt restructurings	2,771	3,067	3,581	3,704	5,449	2,771	5,449
Other real estate owned	31,129	24,471	26,042	26,898	29,165	31,129	29,165
Total non-performing assets	$70,767	$75,291	$81,264	$91,746	$105,204	$70,767	$105,204
30-89 days past due loans (4)	$28,629	$28,625	$18,631	$20,073	$17,321	$28,629	$17,321
Allowance for credit losses
Allowance for loan losses	$68,384	$66,602	$65,311	$65,468	$64,457	$68,384	$64,457
Allowance for covered loan losses	4,116	4,861	5,679	7,226	8,649	4,116	8,649
Reserve for unfunded commitments	1,225	1,816	1,816	1,816	1,616	1,225	1,616
Total allowance for credit losses	$73,725	$73,279	$72,806	$74,510	$74,722	$73,725	$74,722
Provision for loan and covered loan losses	$4,100	$6,000	$6,552	$1,659	$10,727	$16,652	$17,509
Net charge-offs by category
Commercial and industrial	$1,601	$3,273	$6,657	$1,217	$9,047	$11,531	$12,254
Agricultural	—	—	—	—	—	—	153
Commercial real estate:
Office, retail, and industrial	457	1,862	(166)	143	2,459	2,153	6,705
Multi-family	67	466	24	476	26	557	380
Construction	(114)	(188)	(17)	(6)	157	(319)	892
Other commercial real estate	92	(603)	1,051	(247)	1,255	540	3,354
Consumer	959	432	479	342	2,998	1,870	6,503
Net charge-offs, excluding covered loans	3,062	5,242	8,028	1,925	15,942	16,332	30,241
Charge-offs on covered loans	1	285	228	146	5	514	(333)
Total net charge-offs	$3,063	$5,527	$8,256	$2,071	$15,947	$16,846	$29,908
Total recoveries included above	$1,294	$2,579	$1,797	$2,669	$1,159	$5,670	$5,536
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2015	2015	2015	2014	2014	2015	2014
Asset Quality ratios (4)
Non-accrual loans to total loans	0.47%	0.66%	0.71%	0.90%	1.00%	0.47%	1.00%
Non-performing loans to total loans	0.54%	0.70%	0.77%	0.92%	1.10%	0.54%	1.10%
Non-performing assets to total loans plus OREO	1.02%	1.10%	1.20%	1.37%	1.63%	1.02%	1.63%
Non-performing assets to tangible common equity plus allowance for credit losses	7.99%	8.74%	9.56%	11.00%	13.20%	7.99%	13.20%
Non-accrual loans to total assets	0.33%	0.46%	0.51%	0.64%	0.72%	0.33%	0.72%
Allowance for credit losses and net charge-off ratios
Allowance for credit losses to total loans (5)	1.06%	1.07%	1.07%	1.11%	1.15%	1.06%	1.15%
Allowance for credit losses to non-accrual loans (4)	215.45%	152.01%	139.62%	112.19%	102.39%	215.45%	102.39%
Allowance for credit losses to non-performing loans (4)	188.81%	143.27%	129.99%	110.04%	93.60%	188.81%	93.60%
Net charge-offs to average loans (1)	0.18%	0.33%	0.50%	0.13%	1.01%	0.33%	0.67%

Footnotes to Selected Financial Information

(1)	Annualized based on the actual number of days for each period presented.

(2)	Tax equivalent basis reflects federal and state tax benefits.

(3)	Basel III Capital Rules became effective for the Company on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure,
Tier 1 common capital to risk weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules and prior periods presented are reported using the regulatory guidance applicable at that time.

(4)	Excludes covered loans and covered OREO.

(5)	Acquired loans are recorded at fair value as of the acquisition date with no allowance for credit losses being established. Included within total loans are loans acquired during 2014 which totaled $545.9 million at September 30, 2015, $587.0 million at June 30, 2015, $660.9 million at March 31, 2015, $718.3 million at December 31,
2014, and $533.2 million at September 30, 2014. These loans have an allowance for loan losses of $1.2 million at September 30, 2015 and $821,000 at June 30, 2015.
In addition, there was a remaining acquisition adjustment of $15.5 million at September 30, 2015, $17.5 million at June 30, 2015, $22.4 million at March 31, 2015, $24.7 million at December 31, 2014, and $13.6 million at September 30, 2014. This acquisition adjustment represents the difference between the contractual loan balances and the carrying value of these loans.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2015	2015	2015	2014	2014	2015	2014
Earnings Per Share
Net income	$23,284	$22,574	$19,882	$14,593	$18,549	$65,740	$54,713
Net income applicable to non- vested restricted shares	(226)	(249)	(228)	(139)	(242)	(703)	(697)
Net income applicable to common shares	23,058	22,325	19,654	14,454	18,307	65,037	54,016
Tax-equivalent acquisition and integration related expenses	—	—	—	5,576	2,249	—	2,747
Net income applicable to common shares, excluding acquisition and integration related expenses	$23,058	$22,325	$19,654	$20,030	$20,556	$65,037	$56,763
Weighted-average common shares outstanding:
Weighted-average common shares outstanding (basic)	77,106	77,089	76,918	75,119	74,341	77,038	74,270
Dilutive effect of common stock equivalents	13	12	12	12	11	13	12
Weighted-average diluted common shares outstanding	77,119	77,101	76,930	75,131	74,352	77,051	74,282
Basic EPS	$0.30	$0.29	$0.26	$0.19	$0.25	$0.84	$0.73
Diluted EPS	$0.30	$0.29	$0.26	$0.19	$0.25	$0.84	$0.73
Diluted EPS, excluding acquisition and integration related expenses	$0.30	$0.29	$0.26	$0.27	$0.28	$0.84	$0.76
Anti-dilutive shares not included in the computation of diluted EPS	751	768	948	1,146	1,155	822	1,215
Efficiency Ratio Calculation
Noninterest expense	$74,365	$73,451	$72,657	$84,828	$70,313	$220,473	$198,998
Less:
Net OREO expense	(1,290)	(1,861)	(1,204)	(2,544)	(1,406)	(4,355)	(4,531)
Acquisition and integration related expenses	—	—	—	(9,294)	(3,748)	—	(4,578)
Total	$73,075	$71,590	$71,453	$72,990	$65,159	$216,118	$189,889
Tax-equivalent net interest income (1)	$80,511	$81,595	$79,665	$78,742	$73,970	$241,771	$209,847
Fee-based revenues	33,118	31,573	28,641	29,364	29,660	93,332	81,717
Add:
Other income, excluding BOLI income	446	446	1,065	924	156	1,957	1,748
Tax-adjusted BOLI (BOLI/.6)	1,543	2,423	1,472	1,405	1,278	5,438	3,383
Total	$115,618	$116,037	$110,843	$110,435	$105,064	$342,498	$296,695
Efficiency ratio	63.20%	61.70%	64.46%	66.09%	62.02%	63.10%	64.00%
Tax Equivalent Net Interest Income
Net interest income	$77,902	$78,902	$76,782	$75,819	$71,031	$233,586	$201,033
Tax-equivalent adjustment	2,609	2,693	2,883	2,923	2,939	8,185	8,814
Tax-equivalent net interest income (1)	$80,511	$81,595	$79,665	$78,742	$73,970	$241,771	$209,847

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2015	2015	2015	2014	2014	2015	2014
Risk-Based Capital Data
Common stock	$882	$882	$882	$882	$858	$882	$858
Additional paid-in capital	445,037	443,558	441,689	449,798	408,789	445,037	408,789
Retained earnings	944,209	927,939	912,387	899,516	891,129	944,209	891,129
Treasury stock, at cost	(226,641)	(226,190)	(226,203)	(233,566)	(232,248)	(226,641)	(232,248)
Goodwill and other intangible assets	(318,854)	(319,243)	(319,635)	(334,199)	(318,511)	(318,854)	(318,511)
Disallowed deferred tax assets (CET1) (2)	(2,889)	(3,046)	(3,354)	(30,638)	(33,473)	(2,889)	(33,473)
Common equity Tier 1 capital	841,744	823,900	805,766	751,793	716,544	841,744	716,544
Trust preferred securities	50,690	50,690	50,690	50,690	36,690	50,690	36,690
Disallowed deferred tax assets (other) (2)	(4,334)	(4,568)	(5,030)	N/A	N/A	(4,334)	N/A
Tier 1 capital	888,100	870,022	851,426	802,483	753,234	888,100	753,234
Tier 2 capital	73,725	73,279	72,806	82,209	82,421	73,725	82,421
Total capital	$961,825	$943,301	$924,232	$884,692	$835,655	$961,825	$835,655
Risk-weighted assets	$8,414,729	$8,296,679	$8,229,627	$7,876,754	$7,640,487	$8,414,729	$7,640,487
Adjusted average assets	$9,559,796	$9,318,347	$9,134,320	$8,884,045	$8,433,363	$9,559,796	$8,433,363
Total capital to risk-weighted assets	11.43%	11.37%	11.23%	11.23%	10.94%	11.43%	10.94%
Tier 1 capital to risk-weighted assets	10.55%	10.49%	10.35%	10.19%	9.86%	10.55%	9.86%
Tier 1 common capital to risk- weighted assets (CET1)	10.00%	9.93%	9.79%	N/A	N/A	10.00%	N/A
Tier 1 leverage to average assets	9.29%	9.34%	9.32%	9.03%	8.93%	9.29%	8.93%
Tangible Common Equity
Stockholders' equity	$1,147,669	$1,124,957	$1,115,950	$1,100,775	$1,049,676	$1,147,669	$1,049,676
Less: goodwill and other intangible assets	(331,250)	(332,223)	(333,202)	(334,199)	(318,511)	(331,250)	(318,511)
Tangible common equity	816,419	792,734	782,748	766,576	731,165	816,419	731,165
Less: AOCI	15,818	21,232	12,805	15,855	18,852	15,818	18,852
Tangible common equity, excluding AOCI	$832,237	$813,966	$795,553	$782,431	$750,017	$832,237	$750,017
Total assets	$9,935,046	$9,863,027	$9,498,596	$9,445,139	$9,096,351	$9,935,046	$9,096,351
Less: goodwill and other intangible assets	(331,250)	(332,223)	(333,202)	(334,199)	(318,511)	(331,250)	(318,511)
Tangible assets	$9,603,796	$9,530,804	$9,165,394	$9,110,940	$8,777,840	$9,603,796	$8,777,840
Tangible common equity to tangible assets	8.50%	8.32%	8.54%	8.41%	8.33%	8.50%	8.33%
Tangible common equity, excluding AOCI, to tangible assets	8.67%	8.54%	8.68%	8.59%	8.54%	8.67%	8.54%
Tangible common equity to risk- weighted assets	9.70%	9.55%	9.51%	9.73%	9.57%	9.70%	9.57%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2015	2015	2015	2014	2014	2015	2014
Return on Average Common and Tangible Common Equity
Net income applicable to common shares	$23,058	$22,325	$19,654	$14,454	$18,307	$65,037	$54,016
Intangibles amortization	973	978	998	842	643	2,949	2,047
Tax-equivalent adjustment of intangibles amortization	(389)	(391)	(399)	(337)	(257)	(1,180)	(819)
Net income applicable to common shares, excluding intangibles amortization	23,642	22,912	20,253	14,959	18,693	66,806	55,244
Acquisition and integration related expenses	—	—	—	9,294	3,748	—	4,578
Tax-equivalent adjustment of acquisition and integration related expenses	—	—	—	(3,718)	(1,499)	—	(1,831)
Net income applicable to common shares, excluding intangibles amortization and acquisition and integration related expenses	$23,642	$22,912	$20,253	$20,535	$20,942	$66,806	$57,991
Average stockholders' equity	$1,134,967	$1,123,530	$1,114,762	$1,072,682	$1,050,881	$1,124,493	$1,033,754
Less: average intangible assets	(331,720)	(332,694)	(333,684)	(320,533)	(288,975)	(332,692)	(280,115)
Average tangible common equity	$803,247	$790,836	$781,078	$752,149	$761,906	$791,801	$753,639
Return on average common equity (3)	8.06%	7.97%	7.15%	5.35%	6.91%	7.73%	6.99%
Return on average tangible common equity (3)	11.68%	11.62%	10.52%	7.89%	9.73%	11.28%	9.80%
Return on average tangible common equity, excluding acquisition and integration related expenses (3)	11.68%	11.62%	10.52%	10.83%	10.90%	11.28%	10.29%
Footnotes to Non-GAAP Reconciliations

(1)	Tax equivalent basis reflects federal and state tax benefits.

(2)	Basel III Capital Rules became effective for the Company on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure,
Tier 1 common capital to risk-weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules and prior periods presented are reported using the regulatory guidance applicable at that time.

(3)	Annualized based on the actual number of days for each period presented.